EXHIBIT 10.24


                      ASSET SALE AND PURCHASE AGREEMENT




                         SALE  AND PURCHASE AGREEMENT
                                BY AND BETWEEN

                     ACME CORPUS CHIROPRACTIC CLINIC, LLC
                        LAREDO FAMILY ENTERPRISES, LLC
                        ACME CHIROPRACTIC CLINIC, LLC
                                     AND
                          AMERICAN HEALTHCHOICE, INC





                      ASSET SALE AND PURCHASE AGREEMENT

 This Sale and Purchase Agreement ("Agreement") dated as of September 1, 2000, by and between American HealthChoice, Inc., a New York Corporation with its main offices located at 1300 West Walnut Hill Lane, Suite 275, Irving, Texas, 75038, ("Purchaser"), and Acme Corpus Chiropractic Clinic, LLC, a Texas limited liability company, located 2122 Baldwin Blvd, Corpus Christi, Texas, 78405, ("Corpus"), Laredo Family Enterprises, LLC, located at 118 West Village, Laredo, Texas, 78042, ("Laredo"), Acme Chiropractic, LLC, located at 2480 West Highway 77, Suite 2, San Benito, Texas 78586, (San Benito) and all three collectively as ("Sellers").


                                 INTRODUCTION


 Sellers desire to sell and Purchaser desires to purchase all of the Assets as set forth herein of Acme Corpus Chiropractic Clinic, LLC, Laredo Family Enterprises, LLC, Acme Chiropractic, LLC (the "Companies") on the terms and conditions set forth in this Agreement.

 In consideration of the mutual promises of the parties; in reliance on the representations, warranties, covenants, and conditions contained in this Agreement; and for other good and valuable consideration, the parties agree as follows:


                           ARTICLE I - DEFINITIONS

      1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

      "Accounting Period" shall mean the Period of September 1, 2000 to August 31, 2001 and September 1, 2001 to August 31, 2002.

      "Acquisition  Documents"  shall  mean  the  documents  described  under
 Section 2.7 herein.

      "Action"  shall   mean  any   action,  suit,   litigation,   complaint,
 counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

      "Assets" shall mean the Assets listed on Schedule 1.1 attached as part of Exhibit "A" and shall not include any asset not so identified.

      "Assumed Liabilities" shall mean (i) all obligations of Sellers that accrue after the Closing under the terms of the Contracts, (ii) all obligations of Sellers under the Contracts that accrue prior to the Closing but which are not due for payment until after the Closing and which are taken into account in computing the Purchase Price pursuant to Section 2.3,
 (iii) obligations arising after the Closing under any Permits which are assigned to Purchaser, (iv) all Property Taxes and all other obligations with respect to the Assets that accrue after the Closing, (v) all accounts payable as of September 1, 2000, except as provided for herein, (viii) accrued vacation of Personnel assumed pursuant to Section 6.3(c), and (ix) all contracts or leases for equipment and premises as set forth in Schedule
 3.5 and employees in Schedule 3.13.

      "Bankruptcy Proceeding" shall mean the Chapter 11 filing, Case No. 99-37314-HCA-11, filed on October 19, 1999 by Purchaser

      "Bill of Sale and Assignment Agreement" shall mean an instrument in substantially the form of Exhibit A hereto pursuant to which the Assets will be transferred and assigned to Purchaser at the Closing and pursuant to which Purchaser will assume the Assumed Liabilities.

      "Business" shall mean the business of owning and operating the Clinics as conducted prior to the Closing by Sellers.

      "Clinics" shall mean the clinics: Acme Corpus Chiropractic Clinic, LLC, a located 2122 Baldwin Blvd, Corpus Christi, Texas, 78405; Laredo Family Enterprises, LLC, located at 118 West Village, Laredo, Texas, 78042; Acme Chiropractic, LLC, located at 2480 West Highway 77, Suite 2, San Benito, Texas 78586.

      "Closing" shall have the meaning set forth in Section 2.11 hereof.

      "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and all regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

      "Consents" shall mean all consents, approvals, and estoppels of others which are required to be obtained in order to effect the valid assignment, transfer, and conveyance to Purchaser of the Material Contracts without resulting in any default thereunder.

      "Contracts" shall mean all contracts, agreements, real estate leases, and leases of equipment or other personal property that relate exclusively to the Business.

      "Default" shall mean an event of default as defined in any contract or other agreement or instrument, or any event which, with the passage of time or giving of notice or both, would constitute an event of default or other breach under such document or instrument.

      "EBITDA" shall mean Net Clinic Collections less Clinic Expenses in accordance with Generally Accepted Accounting Principles (GAAP).

      "Effective Time"  shall  have the  meaning  set forth  in  Section  2.5 hereof.

      "Financial Statements" shall mean the year-end financial statements or any interim financial statements that the Sellers keep in their normal course of business.

      "Forum" shall mean any federal, state, local, municipal, or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

      "Government" shall mean any federal, state, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

      "Hazardous Material" shall mean all substances and materials designated as hazardous or toxic as of the date hereof pursuant to any applicable Environmental Law.

      "Knowledge of Sellers" (or words of like effect) when used to qualify a representation, warranty, or other statement shall mean the actual knowledge of Sellers' executive officers.

      "Leases" shall mean all of the existing leases as set forth on Schedule
 3.5.

      "Material Adverse Effect" or "Material Adverse Change" shall mean with respect to the Purchased Assets any material adverse effect or change in the condition (financial or otherwise), of the business, results of operations, prospects, liabilities or the Purchased Assets, not of the Purchaser's fault, that would prevent the Sellers from completing the transactions contemplated by this Agreement, or any event or condition which would, with the passage of time, constitute a Material Adverse Effect or Material Adverse Change.

      "Material Contracts" shall mean all Contracts that involve monetary obligations of Sellers of more than $20,000 per year and that are not cancelable by Sellers upon thirty days notice or less without penalty, a list of which are set forth on Schedule 3.11.

      "Minor Contracts"  shall  mean  all Contracts  that  are  not  Material
 Contracts.

     "Net Clinic Collections" shall mean the greater of (i) sixty five (65%) percent of patient billings or (ii) cash collections of patient billings for the Accounting Period.

     "Net Clinic Expense" shall mean expenses incurred by the clinic on an accrual basis in accordance with GAAP. Clinic expenses include salaries and wages, payroll taxes, health insurance premiums, contractor payments, building rent and all other expenses attributable to the clinic. General corporate expenses of Purchaser and expenses related to Dr. Voracek's employment are expressly not a clinic expense.

      "Net Goal" shall mean Earnings Before Income, Taxes, Depreciation and Amortization (EBITDA) to the Purchaser of One Million Five Hundred Thousand Dollars ($1,500,000) for each Accounting Period of September 1, 2000 to August 31, 2001 and for September 1, 2001 to August 31, 2002.

      "Orders" shall mean all applicable orders, writs, judgments, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

      "Permits" shall mean all rights of Sellers under any license, certificates of occupancy, and permits or approvals of any nature, from any Government which relate exclusively to the Business, the Clinic, or the Assets.

      "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a government, and any other legal entity.

      "Personnel" shall mean all of the Physician and non-Physician employees of Sellers employed at the Clinics, however in no way shall this definition limit the assignment of the employment contracts assumed and assigned under
 Schedule 3.13 and the Acquisition Documents.

      "Physician" shall mean any individual who is a licensed chiropractor in the state of Texas.

      "Property Taxes" shall mean all ad valorem, real property, and personal property taxes, all general and special private and public assessments, all other property taxes, and all similar obligations pertaining to the Assets.

      "Schedules" shall mean the numbered sections of the Schedule Section.


                        ARTICLE II - PURCHASE AND SALE

     2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Sellers shall sell, transfer, and assign to Purchaser all of Sellers' right, title, and interest in and to the Assets free and clear of any mortgage, security interest, lien, charge, claim, or other encumbrance of any nature except the Assumed Liabilities, and Purchaser shall purchase the Assets from Sellers for the Purchase Price set forth in Section 2.3.

     2.2 Assumption of Liabilities. As of the Effective Time, Purchaser shall assume all of the Assumed Liabilities. Except for the Assumed Liabilities, Purchaser does not hereby assume or agree to assume or pay any obligations, liabilities, indebtedness, duties, responsibilities, or commitments of Sellers or any other Person, of any nature whatsoever, whether known or unknown, absolute or contingent, due or to become due. Assumed Liabilities are set forth in Schedule 2.2.

    2.3 Purchase Price. The purchase price for the Assets (the "Purchase Price") shall be Six Million Dollars ($6,000,000), of which (i) Nine Hundred Thousand ($900,000) shall be paid in cash at closing in a manner acceptable to the Parties; and (ii) Five Million One Hundred Thousand Dollars ($5,100,000) shall be paid in equity at closing consisting of (a) Fourteen Million shares (14,000,000) of American HealthChoice, Inc., (AHI) common stock; and (b) two separate certificates, each for Ten Million Shares (10,000,000), for the remaining balance of Twenty Million shares (20,000,000) of American HealthChoice, Inc., (AHI) common stock.

    2.4 Escrow Shares. The two certificates for the Twenty Million Shares shall be placed in escrow (the "Escrow Shares") for possible redemption by Purchaser. Until certain Escrow Shares are no longer redeemable by the Purchaser and there are no adverse claims made by the Purchaser, and the Escrow Shares have been beneficially held by Seller for at least two (2) years, Purchaser agrees to give Seller a first lien security interest in the Assets purchased pursuant to the Security Agreement and Financing Statement attached hereto as Exhibit B (the "Security Agreement").

    2.5 Redemption. Seller agrees to allow redemption of the Escrow Shares, at par value ($0.001), to enable the Purchaser to purchase back the Escrow Shares based on the EBITDA for the first and second Accounting Periods. Redemption, if applicable, shall be as follows:

        (a) The Seller agrees that the Clinics, if managed and operated properly, should return, an EBITDA to the Purchaser of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Net Goal") for the period of September 1, 2000 to August 31, 2001 (the "First Accounting Period"), and the same for the following year of September 1, 2001 to August 31, 2002 (the "Second Accounting Period").

        (b) Seller retains the right to inspect the books of Purchaser at any reasonable time, and Purchaser shall provide to Seller quarterly reports in reasonable form detailing the financial position of each Clinic.

        (c) As of September 1, 2000, Seller shall be entitled beneficial ownership of the Escrow Shares. However, should Seller's combined Clinic EBITDAs for the First Accounting Period not reach the One Million Five Hundred Thousand Dollar ($1,500,000) Net Goal, the Purchaser shall divide the EBITDA number actually reached in the First Accounting Period by the Net Goal and then multiply this number against half or Ten Million (10,000,000) of the Escrow Shares to arrive at the Nonredeemable Shares (((Actual EBITA / $1,500,000) * 10,000,000) = Nonredeemable Shares). The Purchaser then shall have the right to purchase back from the Seller the difference between the Ten Million Shares (10,000,000) minus the calculated Nonredeemable Shares. Examples of this calculation are attached in the form of Schedule 2.5(c). The Purchaser shall then pay the Seller par value at one tenth of one percent (.001) for each Escrow Share redeemed.

        (d) For the Second Accounting Period of September 1, 2001 to August 31, 2002, if applicable, the Purchaser shall be entitled to redeem the remaining Escrow Shares on September 1, 2002, in the same manner as set forth under Section 2.5(c) above.

        (e) Purchaser agrees that Seller is in fact the beneficial holder of the Escrow Shares as defined under the Securities Act of 1933, as amended. The intent of the Escrow Agreement is not to retain any ownership interests in the Escrow Shares but to only guarantee the right to purchase back from Seller a prorated amount of shares should Seller not meet the Net Goal.

      2.6 Purchase Price Adjustment. Purchaser agrees to adjust the purchase price for the Assets if the average price of the American HealthChoice, Inc., (AHI) Common Stock remains below fifteen cents ($0.15) per share during the preceding ninety trading days of the beginning of each Accounting Period. Said Price Adjustment, if applicable, shall be made by issuing additional AHI Common Shares to Seller, at Purchaser's cost, on a prorated basis as follows:

        (a) The price of the AHI Common Shares shall be determined by average of the closing bid price of the Common Stock, as reported by Over The Counter Bulletin Board (OTCBB) for the ninety trading days immediately preceding the first adjustment date of September 1, 2001 (the "First Adjustment Price") and for the second adjustment date of September 1, 2002 (the "Second Adjustment Price").

        (b) The first Adjustment Date of September 1, 2001 will only apply to the Fourteen Million Shares (14,000,000) issued under Section 2.3(ii)(a) and one certificate of Ten Million Escrow Shares under Section 2.3(ii)(b) after a determination for the amount of shares from the said Ten Million Escrow Shares that are Nonredeemdable Shares under Section 2.5(c), for a combined amount of shares eligible for adjustment (the "First Adjustable Shares"). The Purchaser shall then take the per share difference of the First Adjustment Price and Fifteen Cents ($0.15) and multiply this difference times the First Adjustable Shares to arrive at the "First Net Adjusted Price." Purchaser shall then divide the First Net Adjusted Price by the First Adjustment Price to determine the amount of Adjusted Shares to be issued to Sellers for the First Purchase Price Adjustment.

        (c) The second Adjustment Date of September 1, 2002 will only apply to the remaining certificate of Ten Million Escrow Shares under
   Section 2.3(ii)(b) after a determination for the amount of Nonredeemdable Shares under Section 2.5(d) (the "Second Adjustable Shares"). The
   Purchaser shall then take the per share difference of the Second Adjustment Price and Fifteen Cents ($0.15) and multiply this difference times the Second Adjustable Shares to arrive at the "Second Net Adjusted Price." Purchaser shall then divide the Second Net Adjusted Price by the Second Adjustment Price to determine the amount of Adjusted Shares to be issued to Sellers for the Second Purchase Price Adjustment.

        (d) Seller Agrees that any Adjusted Shares issued shall be restricted securities and not eligible for future adjustments.

     2.7 Deliveries at the Closing. (a) At the Closing, Sellers shall deliver to Purchaser the following:

        (i)     The Bill  of  Sale and Assignment Agreement, duly executed by
                Sellers;

        (ii) Any other documents that Purchaser may reasonably request prior to the Closing in order to effectuate the transactions contemplated hereby.

      (b)  At the Closing Purchaser shall deliver to Sellers the following:

        (i)     The funds constituting the Asset Purchase Price;

        (ii) The Bill of Sale and Assignment Agreement, duly executed by Purchaser;

        (iii) The Escrow Shares in the name previously designated by Seller to the Escrow Agent;

        (iv)    Employment Contract for Dr. Voracek, DC;

        (v)     The Security Agreement; and

        (vi) Any other documents that Sellers may reasonably request prior to the Closing; and

    2.8 Transfer of Operations. Purchaser shall be entitled to immediate possession of, and to exercise all rights arising under, the Assets from 12:01 on September 1, 2000, and operation of the Assets shall transfer at such time, except as otherwise provided herein. The risk of loss or damage by fire, storm, flood, or other acts of God shall be in all respects upon Sellers prior to the Effective Time and upon the Purchaser thereafter.

    2.9 Employment Of Dr. Voracek. To ensure proper management of the Assets purchased, Dr. David P. Voracek shall receive an employment contract attached as Exhibit C.

    2.10 Closing. The closing of the transactions described in this Article II (the "Closing") shall take place at the Purchaser's Irving, Texas, office or other location that the Parties may mutually agree upon contemporaneous with the execution hereof.

    2.11 Allocation of Purchase Price. The Purchase Price shall be allocated among the various Assets as set forth on Exhibit D hereof, which Exhibit shall be prepared by the parties and attached hereto at Closing. Each party hereby agrees that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is inconsistent with the terms of this Section 2.11, The parties shall complete a Form 8594 as of the Closing based upon Exhibit D.

    2.12 Further Assurances. From time to time after the Closing at Purchaser's request and expense, Sellers shall execute, acknowledge, and deliver to Purchaser such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certifications, and further assurances as Purchaser may reasonably require to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform and discharge the Assumed Liabilities. Each party hereto will cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Agreement.

           ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS

      Subject to the limitations and exceptions set forth in this Agreement and in the Schedules attached hereto, to the best of Sellers' knowledge, Sellers hereby represents and warrants to Purchaser as follows:

      3.1 Organization and Good Standing. Sellers are duly organized validly existing and in good standing under the laws of the State of Texas.
  Sellers have the corporate power to execute, deliver and perform this Agreement and all other agreements, instruments and documents to be
 delivered  herewith  or  pursuant  hereto   and  the  consummation  of   the
 transactions provided for herein and all such agreements, documents and instruments are the valid and binding obligation of Sellers enforceable in accordance with their respective terms.

      3.2 Authorization. The execution, delivery and performance by Sellers of this Agreement and the documents described in Section 2.7 to which Sellers are or will become a party (collectively with this Agreement, the "Acquisition Documents") will not violate any provision of law or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumberance upon any of the Assets being sold. The Acquisition Documents to which Sellers are a party have been or at Closing will have been duly authorized by the required corporate action and will be duly executed and delivered by Sellers and constitute or will constitute the legal, valid and binding obligations of Sellers, enforceable in accordance with their respective terms.

      3.3 Litigation. There are no non-disclosed actions, suits, litigation, claims, administrative or other proceedings ("Action") or governmental investigations pending or, to Sellers' knowledge, which would prevent the transaction contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will not require any further consent, approval, authorization or order of any court or governmental authority.

      3.4 Assets. Sellers will convey to Purchaser at Closing, good and marketable title to all of the Assets, free and clear of all claims, liens, agreements, security interests and encumbrances of any. The equipment and machinery of Sellers are in good repair and operating condition and have been maintained in the ordinary course of business. Assets are sold as is where is.

      3.5 Leases. Schedule 3.5 contains a complete and accurate description of the terms of all Leases pursuant to which Sellers lease real or personal property, including a general description of the leased property or items, the term, the monthly rent, any and all renewal options, and any requirements for the consent of third parties to assignments of the Leases. All the Leases are valid, binding and enforceable in accordance with their terms and in full force and effect. Sellers have no knowledge of the occurrence of any event of default by Sellers under the Leases which (which with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of Sellers. Purchasers agree to reimburse Sellers for all lease deposits.

      3.6 Compliance with Laws. To the Sellers' knowledge, the Sellers have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, relating to the Assets or the Practice, including, without limitation, Environmental Laws and the Medicare and Medicaid self-referral ("Stark"), fraud and abuse provisions of the Social Security Act or any similar provisions of any other federal, state and local laws relating to kickbacks, illegal referrals, illegal billings or the like. Sellers have not received notice that, or otherwise been advised that, it is not in compliance with any governmental or regulatory requirements.

      3.7 Financial Information. Schedule 3.7 contains the financial information pertaining to the Clinics, all of which is accurate and complete in all material respects as management tools. Such financial information in
 Schedule 3.7 have been prepared by Sellers' in-house accountant and audited by an independent auditor for the twelve months ended December 31, 1999, approved by Purchaser, and each such financial information represents fairly in all material respects as of its date the financial position of the Sellers. Said financial information shall also contain similar unaudited financial records for the eight months ended August 31, 2000.

      3.8 No Adverse Change. Since the date of the financial information described in Schedule 3.7, there has been no Material Adverse Change in the Assets, nor has there been any conducting of the Clinics other than in the ordinary course of business.

      3.9 Permits, Licenses, Certifications, and Authorizations. Sellers have all necessary licenses, permits, certificates, authorizations, consents, and approvals required by law or any governmental authority or agency for the conduct of the Practice as and where presently conducted.

     3.10 Contracts. (a) Each Material Contract is a valid agreement, without any material default of Sellers thereunder, and to the knowledge of Sellers, without any default on the part of any other party thereto. If an event of default has occurred Sellers agree to remedy any default. To the knowledge of Sellers, no event or occurrence has transpired which with the passage of time or giving of notice or both will constitute a default under any Material Contract. A list of each Material Contract and every amendment thereto or other agreement or document relating thereto is set forth as
 Schedule 3.10 to this Agreement. True and correct copies of the Material Contracts (and any amendments thereto) have been or will be provided to Purchaser at least five days prior to Closing.

      (b) Except as set forth in Schedule 3.10, no Material Contract has been assigned by Sellers or any interest granted therein by Sellers to any third party, or is subject to any mortgage, pledge, hypothecation, security interest, lien, or other encumbrance or claim, except the security interests and liens in favor of the granting party, all of which shall be released or assumed at or prior to Closing.

     3.11 Non-Contravention. Subject to obtaining the consents to assignment of the Material Contracts set forth on Schedule 3.10, the execution, delivery and performance of this Agreement will not violate or result in a breach of any term of Sellers' Articles of Incorporation or Bylaws, result in a breach of any agreement or other instrument to which Sellers are a party (except for defaults under Minor Contracts where the consent of the other party or parties to such contract to the assignment thereof will not be obtained) or violate any law or any order, rule, or regulation applicable to Sellers of any Forum having jurisdiction over Sellers; and will not result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the Assets. Except as set forth on
 Schedule 3.12 and except for consents required under Minor Contracts, and approval by the Bankruptcy Court for the Northern District of Texas, Dallas Division, the execution, delivery and performance of this Agreement and the other Acquisition Documents executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby do not require any filing with, notice to or consent, waiver or approval of any third party, including but not limited to, any Forum.

     3.12 Employment Contracts, Etc. Except as listed on Schedule 3.12, Sellers are not a party to any written employment agreements related to the employees at the Clinic (or any oral agreements providing for employment other than employment "at will") or any deferred compensation agreements.

     3.13   Employee Benefits.   Schedule 3.13 hereto  contains  a  true  and
 complete list of all the following agreements or plans of Sellers which pertain to any of the Personnel:

     3.14 Employees. Schedule 3.14 sets forth a list, by location, of the Sellers' Personnel, stating with respect to each, the name, date of hire and rate of compensation. Except as described in Schedule 3.14, to the knowledge of Sellers, there are no claims or disputes pending with any employee constituting Personnel regarding workers' compensation, unemployment benefits, discrimination (including discrimination based on any disability).

     3.15 No Other Agreements to Sell Assets. Neither Sellers nor any of Sellers' employees have any commitment or legal obligation, absolute or contingent, to any other person or firm other than Purchaser to sell, assign or transfer any of the Assets or to enter into or cause the entering into of any agreement with respect to any of the foregoing.

      3.16 Utilities. The Clinic is supplied with utilities (including water, sewage, disposal, electricity, gas and telephone) and other utility services necessary for the operation of the Clinic as currently operated. Sellers will consent to the transfer and assignment of the utility bill and deposits for the utilities. Purchaser agrees to reimburse Sellers for the Utility Deposits.

      3.17 Accounts Receivable. The Accounts Receivable, to the best of Sellers' knowledge represent bona fide claims of Sellers against debtors for gross sales and services performed or other charges, on a accrual basis, arising on, or before the date of this Agreement, and said Accounts Receivable are subject to no known defenses, counterclaims or rights of setoff, except for contractual adjustments, bad debt reserve and adjustments done in the ordinary course of Sellers' business. However, the both parties agree that they are very familiar with the chiropractic personal injury business and recognize that personal injury account collections are difficult and are subject to disagreements with attorneys, insureds, and patients. Therefore, to assist with collection of the Accounts Receivable assets, and for both parties to obtain the benefits of this Agreement, Purchaser will retain Dr. Voracek to oversee the Clinics and be entitled to redemption of shares as set forth herein.

      3.18 Material Misstatements Or Omissions. No representations or warranties by Sellers in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished to Purchaser pursuant of this Agreement, or in connection with the transactions contemplated by this Agreement, to the best of Sellers' knowledge, contains or will contain any untrue statement of material fact, or omits to state any material fact necessary to make the statements or facts contained therein not misleading. To the best of Sellers' knowledge, Sellers have disclosed all events or conditions materially affecting the Assets.

     3.19 Taxes. Sellers hereby warrants that it shall remain full liable for any and all federal, state, and local taxes, together with any penalties, interest, and other amounts pertaining to the Sold Assets prior to and including the Closing Date. There are no known disputes as to taxes payable by Sellers that might affect the sold Assets except as it relates to Personal Property Tax and Sellers specifically acknowledges that they will be responsible for this tax, and if need be, pay any disputed Personal Property Tax so as not to affect the Assets. Purchaser shall be liable for all taxes accruing after the Closing Date.

     3.20 Medical Records. Sellers have maintained the confidentiality of all the Medical Records as required by and in conformance with all applicable federal and state laws and regulations. Sellers have not transferred any Medical Records to any individual or entity against the request of any patient prohibiting Sellers from transferring his or her patient information or records.

                     ARTICLE IV - COVENANTS OF SELLERS

     4.1 Transfer of Licenses and Permits. Sellers shall use commercially reasonable efforts to assist Purchaser with the assumption, transfer, or reissuance of any and all Permits required for the operation of the Clinics, which in good faith it was not able to obtain prior to the Date of Closing.

     4.2 Liabilities of Sellers. All liabilities of Sellers related to the Assets that are not Assumed Liabilities will be paid by Sellers as they come due, which due date may be extended if the liability is contested by Sellers in good faith or does not effect the transferability of the Asset. In the event liability affects the Asset and is contested, Sellers shall immediately notify Purchaser in writing as to the reason for the contest.

     4.3 Agreements Respecting Employees of Sellers. Sellers and Purchaser shall cooperate in the transition of coverage of retained Personnel from Sellers' health, medical, life insurance, and other welfare plans, to plans maintained by Purchaser. Sellers shall handle all matters concerning the health, medical, life insurance, and other welfare plans of any Personnel not retained by Purchaser, including but not limited to Cobra notification. Purchaser agrees to provide Sellers a list within one week of Closing of any Personnel it does not retain.


                ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PURCHASER

 Purchaser hereby represents and warrants to Sellers as follows:

     5.1 Due Diligence. Purchaser represents that it has completed its due diligence and acknowledges that it has had full opportunity to review the clinic book and financial reports, management, operations, and the audits, without any problems or hindrance.

     5.2 Authority. Purchaser has the corporate power to execute, deliver and perform this Agreement and all other agreements, instruments and documents to be delivered herewith or pursuant hereto and the consummation of the transactions provided for herein and all such Agreements, documents
 and  instruments  are  the  valid   and  binding  obligation  of   Purchaser
 enforceable in accordance with their respective terms. All requisite corporate action has been taken by Purchaser to authorize (i) the execution, delivery and performance of this Agreement and all other agreements, instruments and documents to be delivered herewith or pursuant hereto and
 (ii) the consummation of the transactions provided for herein.

     5.3 Adverse Claims. Other than the Bankruptcy Proceeding, there are no actions, suits, claims, administrative or other proceedings, or governmental investigations pending or, to Purchaser's knowledge, threatened against Purchaser which question or seek to prevent consummation of the transaction herein contemplated, whether at law or in equity, or before any federal, state, local, foreign or other governmental department, agency or instrumentality.

     5.4 Governmental and Other Consents. Other than the Bankruptcy Proceeding, no consent, authorization, or approval of, or exemption by, or filing with, any court or governmental body or authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement or of any of the instruments or agreements herein referred to, or the taking of any action herein contemplated. .

     5.5 Disclosure. No representation or warranty made in this Agreement or as provided herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading. Purchaser also acknowledges that all relationships with the Sellers have been disclosed to the AHI board and approved accordingly.

     5.6 Non-Contravention. The execution and delivery of this Agreement and the Bill of Sale and Assignment Agreement by Purchaser do not and the consummation by Purchaser of the transactions contemplated hereby and thereby will not violate any law or agreement applicable to it.

     5.7 Validity. This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid, and binding obligation of
 Purchaser, enforceable against it in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights. When the Bill of Sale and Assignment Agreement has been executed and delivered in accordance with this Agreement, it will constitute the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms.


                     ARTICLE VI - COVENANTS OF PURCHASER

      6.1 Purchaser Performance. After the Closing Date, Purchaser shall promptly pay as they become due and otherwise perform all obligations under the Assumed Liabilities and otherwise perform and fulfill all other obligations with respect to the Assets pertaining to the period after the Closing Date.

      6.2 Confidentiality. In connection with the negotiation of this Agreement, Sellers may disclose Confidential Information, as defined below to Purchaser. Purchaser further agrees to maintain the confidentiality of any and all Confidential Information of Sellers and not disclose any Confidential Information to any Person other than such Person to whom Confidential Information must be disclosed to effect the transactions and who are bound by appropriate non-disclosure agreements or obligations. Purchaser shall not use such Confidential Information for financial gain or in any manner adverse to Sellers, except that Purchaser may use such Confidential Information in connection with the ordinary course of operation of the Clinic after Closing. The foregoing obligations shall not apply to
 (i) any information which was known by Purchaser prior to its disclosure by Sellers; (ii) any information which was in the public domain prior to the disclosure thereof, (iii) any information which comes into the public domain through no fault of Purchaser; (iv) any information which is disclosed to Purchaser by a third party, other than an affiliate, having the legal right to make such disclosure; or (iv) any information which is required to be disclosed by Order of any Forum. For purposes of this Section, "Confidential Information" shall mean any and all technical, business, and other information which is (a) possessed or hereafter acquired by Sellers and disclosed to Purchaser and (b) derives economic value, actual or potential, from not being generally known to Persons other than Sellers, including, without limitation, technical or non-technical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, information regarding the business plans and operations of Sellers, and the existence of discussions and negotiations between the parties hereto relating to the terms hereof The restrictions of this Section shall expire three years from the date hereof with respect to any confidential business information that does not constitute a trade secret under applicable law.

      6.3 Sellers' Employees. (a) Purchaser shall, in its sole discretion, offer employment to all Personnel upon terms and conditions substantially similar to those provided by Sellers; however, Purchaser shall not be required to provide any employee benefit provided by Sellers and shall be free to initiate its own program of employee benefits.

       (b) Purchaser shall maintain employee records transferred to Purchaser hereunder for a period of not less than five (5) years and during that period will afford Sellers reasonable access to such records during
 Purchaser's normal business hours. Purchaser shall maintain the confidentiality of such records and limit access thereto in accordance with the law in a manner consistent with Purchaser's treatment of its employee records.


                        ARTICLE VII - INDEMNIFICATION

       7.1 Purchaser Claims. (a) Sellers shall indemnify and hold harmless Purchaser, its officers, directors, agents, successors, assigns or affiliates, from and against any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages not including punitive, special or consequential damages or attorney fees, suffered or incurred by any such party by reason of or arising out of any of the following:

      (i) the material breach by such Sellers of any representation or warranty contained herein;

      (ii) the non-fulfillment of any material covenant or agreement of such Sellers contained herein; and

      (iii) any liability or obligation of the Sellers not included in the Assumed Liabilities;

      (b) The amount of any liability of Sellers under this Section 7.1 shall be computed net of any tax benefit to Purchaser from the matter giving rise to the claim for indemnification hereunder and net of any insurance proceeds received by Purchaser with respect to the matter out of which such liability arose.

      (c) The representations and warranties of Sellers contained in this Agreement, the Schedules, or any certificate delivered by or on behalf of Sellers pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for a period of one year ("Survival Period"). Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

      (d) Purchaser shall provide written notice to Sellers of any claim for indemnification under this Article as soon as practicable. Purchaser shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of Sellers under this Article.

      (e) Notwithstanding any other provision of this Article VII, the aggregate principal amount of the obligation of Sellers under this Article VII shall not exceed the cash amount received and the return of equity issued.

     7.2 Defense of Third Party Claims. With respect to any claim by Purchaser under Section 7.1, relating to a third party claim, Purchaser shall provide Sellers with prompt written notice thereof in accordance with
 Section 12.4 and Sellers may defend, in good faith and at its expense, by legal counsel chosen by it, and Purchaser, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Sellers are defending in good faith any such third party claim, Purchaser shall not settle or compromise such third party claim. In any event Purchaser shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

     7.3 Sellers' Claims. Purchaser shall indemnify and hold harmless Sellers against, and in respect of, any and all damages, claims, losses, liabilities, and expenses, including punitive, special or consequential damages or attorney fees, which may arise out of: (i) any breach or violation by Purchaser of any covenant set forth herein or any failure to fulfill any obligation set forth herein, including, but not limited to the obligation to satisfy the Assumed Liabilities; (ii) any breach of any of the representations or warranties made in this Agreement by Purchaser; or (iii) any claim by any Person for any brokerage or finder's fee or commission in respect of the transactions contemplated hereby as a result of Purchaser's dealings, agreement, or arrangement with such Person.

                    ARTICLE VIII - SETTLEMENTS OF DISPUTES

     8.1 Settlement of Disputes. (a) Arbitration. All disputes with respect to any claim for indemnification under this Article VIII and all other disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement shall be submitted to arbitration pursuant to the following procedures:

                (i) After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration in accordance with the rules of the American Arbitration Association ("AAA").

                (ii) The arbitration hearing shall be held in Dallas, Texas at a location designated by the AAA. The Commercial Arbitration Rules of the AAA shall be used and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply;

                (iii) An award rendered by the AAA pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall deal with the question of costs of the arbitration and all related matters, shall not award punitive or consequential damages, and judgment on such award may be entered by either party in a court of competent Jurisdiction; and

                (iv) Except as set forth in subsection (b) below, the parties stipulate that the provisions of this Section 8.1 shall be a complete defense to any suit, action or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

      (b) Emergency Relief. Notwithstanding anything in this Section 8.1 to the contrary, either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

     8.2 Exclusive Remedies. The rights and remedies of the parties under this Article VIII shall be the sole and exclusive rights and remedies that either party may seek for any misrepresentation, breach of warranty, or failure to fulfill any covenant or agreement under this Agreement, except that either party may seek specific performance or injunctive relief.

          ARTICLE IX - CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

   The obligations of Sellers at the Closing shall be subject to the satisfaction of the following conditions precedent at Closing (each of which may be waived by Sellers):

      9.1 All representations and warranties of Purchaser contained herein shall be true and correct in all material respects on the Closing Date as if made on such date. All agreements of Purchaser contained herein shall have been complied with in all material respects;

      9.2 Purchaser shall execute, and deliver to Sellers the Security Agreement (in the form of Exhibit B);

      9.3  Purchaser shall execute,  and  deliver  to Sellers  an  Employment
 Contract;

         ARTICLE X - CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

      The obligations Of Purchaser at the Closing shall be subject to the satisfaction of the following conditions precedent at Closing (each of which may be waived by Purchaser):

      10.1 Representations. All representations and warranties of Sellers contained Closing Date as if made on such date.

      10.2 Instruments of Conveyance and Transfer: Purchaser shall receive from Sellers such bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer as are effective to transfer Sellers' title to the Assets to Purchaser as provided for in this Agreement and immediately following the Closing, Sellers shall take or cause to be taken all such steps as are necessary to put Purchaser in actual possession and operating control of the Assets free and clear of all liens and encumbrances.

      10.3 Third Party Approvals. All required consents, authorizations or approvals, or exemptions by any governmental authority or third party shall have been obtained or made.

      10.4 Accrued Vacation and Sick Pay. Evidence satisfactory to Purchaser that all vacation and sick pay and other employee benefits ("Benefits") for non-contract employees or "at will" employees, which Sellers employed and are entitled to Benefits as a result of services provided to Sellers for the period ending on August 31, 2000, have been paid or otherwise satisfied in full.

                        ARTICLE XI - JOINT OBLIGATIONS

 The parties further agree as follows:

      11.1 Further Assurances. Sellers and Purchaser agree that they will, upon request of the other at any time after the Closing Date and without further consideration, execute and deliver such other documents and instruments and take such other action as may reasonably be requested to carry out more effectively the purpose and intent of this Agreement.

      11.2 Transition. Sellers agree to take any reasonable action requested by Purchaser in order to promote the smooth transition of the Asset sale.


                         ARTICLE XII - MISCELLANEOUS

      12.1 Expenses. (a) Each party hereto shall pay its own legal, accounting, and similar expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement, and the consummation of the transactions contemplated hereby.

      12.2 Contents of Agreement, Parties in Interest, etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and constitutes a complete statement of the terms of such transaction. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Neither party has been induced to enter into this Agreement in reliance on, and has not relied upon, any statement, representation, or warranty of the other party not set forth in this Agreement, or any certificate delivered pursuant to this Agreement.

      12.3 Assignment and Binding Effect. Purchaser may not assign the right to receive any of the Assets at Closing to any third party that would in any way affect Sellers' rights and security hereunder. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Sellers and Purchaser.

      12.4 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telecopy or by first class registered or certified United States Mail, with proper postage prepaid, as follows:

      If to Purchaser, to:

      American HealthChoice, Inc.
      1300 W. Walnut Hill Lane, Suite 275
      Irving, Texas 75038

      If to Sellers, to:

      Dr. David Voracek, D.C.
      2520 Tartan Trail
      Highland Village, Texas 75077

      With copy to:

      Dr. John Morrison, D.C.
      5005 Nacahuita
      Harlingen, Texas  78552

 or to such other address or person as the addressee may specified in a notice given to the sender as provided herein. Such notice, request, demand, consent, approval or other communication will be deemed to have been given as of the date actually delivered, or if mailed, four days after deposit in the U. S. Mail properly addressed with adequate postage affixed.

      12.5 TEXAS LAW TO GOVERN. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. VENUE SHALL BE DALLAS COUNTY TEXAS.

      12.6 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

      12.7 Schedules and Exhibits.   All Exhibits  and Schedules referred  to
 herein are intended to be and hereby are specifically made a part of this Agreement.

      12.8 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      12.9 Public Announcements. Purchaser and Sellers will coordinate with each other all press releases relating to the transactions contemplated by this Agreement and, except to the extent required by law, refrain from issuing any press release, publicity statement, or other public notice relating to this Agreement or the transactions contemplated hereby without providing the other party reasonable opportunity to review and comment thereon.

      12.10 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

      12.11     Time.  Time is and shall be of the essence of this Agreement.

      12.12 Fax Signatures. This Agreement and any agreement or document contemplated hereby may be signed and delivered by a party by facsimile, such facsimile shall be deemed to be an original signature.

      IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.



                               PURCHASER:

                               AMERICAN HEALTHCHOICE, INC.


                               ______________________________
                               Dr. J.W. Stucki, Chairman and CEO


                               SELLERS:

                               LAREDO FAMILY ENTERPRISES, LLC


                               _____________________________________
                               Dr. David P. Voracek, D.C., President
                               and Member


                               SELLER

                               CORPUS CHIROPRACTIC CLINIC, LLC

                               _____________________________________
                               Dr. David P. Voracek, D.C., President
                               and Member

                               _______________________________
                               Dr. John Morrison, D.C., Member



                               ACME CHIROPRACTIC CLINIC, LLC


                               _____________________________________
                               Dr. David P. Voracek, D.C., President
                               and Member

                   EXHIBIT TABLE OF CONTENTS

 EXHIBIT                     TITLE
 -------                     -----
    A                        Bill of Sale and Assignment Agreement with Asset
                             List and Assumed Liabilities

    B                        Security Agreement

    C                        Allocation of Purchase Price

    D Joint letter to at-will employees terminating employment with Clinics and hired by Purchaser.

    E Assignment and Assumption Agreements with landlord and equipment leases.

    F                        Independent Contractor Agreement for Dr. David
                             Voracek

                                  EXHIBIT A

                    BILL OF SALE AND ASSIGNMENT AGREEMENT

     FOR VALUE RECEIVED, Acme Corpus Chiropractic Clinic, LLC, Laredo Family Enterprises, LLC, Acme Chiropractic, LLC , Texas entities ("Sellers"), pursuant to that certain Asset Purchase Agreement dated September 1, 2000 (the "Asset Purchase Agreement"), between Sellers and American HealthChoice, Inc., ("Purchaser"), hereby bargains, sells, transfers, assigns, conveys, and delivers to Purchaser and its successors and assigns, all of Sellers' right, title, and interest in, to, and under the Assets, free and clear of any mortgage, security interest, lien, charge, claim, or other encumbrance of any nature except the Assumed Liabilities (as set forth in Schedule 1.1 and attached hereto), including without limitation all of Sellers' rights under the Material Contracts (as defined in Section 1.1 of the Asset Purchase Agreement).

      TO HAVE AND TO HOLD, all and singular, the Assets forever.

     Purchaser hereby assumes and agrees in due course to pay and fully satisfy and perform all of Sellers' obligations under the Assumed Liabilities (as defined in Asset Purchase Agreement) when the same shall become due and payable.

     IN WITNESS WHEREOF, the Sellers and Purchaser have caused this Bill of Sale and Assignment Agreement to be duly executed and delivered as of this ___ day of ______, 2000.

                               PURCHASER:

                               American HealthChoice, Inc.

                               _________________________________
                               Dr. J.W. Stucki, Chairman and CEO

                               SELLERS:

                               LAREDO FAMILY ENTERPRISES, LLC

                               _____________________________________
                               Dr. David P. Voracek, D.C., President
                               and Member

                               CORPUS CHIROPRACTIC CLINIC, LLC

                               _____________________________________
                               Dr. David P. Voracek, D.C., President
                               and Member

                               _______________________________
                               Dr. John Morrison, D.C., Member


                               ACME CHIROPRACTIC CLINIC, LLC

                               _____________________________________
                               Dr. David P. Voracek, D.C., President
                               and Member

                                  Exhibit B

                              SECURITY AGREEMENT

             SECURITY  AGREEMENT  dated  as  of  September  1,  2000  between
                  American HealthChoice, IncObligor a New York corporation, (the "Obligor"), and Acme Corpus Chiropractic Clinic, LLC, a Texas limited liability company, located 2122 Baldwin Blvd, Corpus Christi, Texas, 78405, ("Corpus"), Laredo Family Enterprises, LLC, located at 118 West Village, Laredo, Texas, 78042, ("Laredo"), Acme Chiropractic, LLC, located at 2480 West Highway 77, Suite 2, San Benito, Texas 78586, (San Benito) and all three collectively as the "Secured Party."


 WHEREAS, the Obligor has purchased certain assets from Secured Party pursuant to the Asset Sale And Purchase Agreement and still has certain contractual and financial obligations (Collectively "Obligations") to the Secured Party valued at Three Million Dollars ($3,000,000) which the Parties intend that the Obligations be paid by the Obligor or by guaranteeing certain dollar amounts and if the Obligor is then still solvent, then said Obligations shall be retired through the issuance of Shares of the Obligor's Common Stock to the Secured Party as set forth in the Asset Sale And Purchase Agreement; and

 WHEREAS, as a condition precedent to the execution of the Asset Sale And Purchase Agreement, the Obligor shall execute a Security Agreement as security for the full and punctual payment and performance of all of the liabilities and obligations due to Secured Party under the Asset Sale And Purchase Agreement between the Secured Party and the Obligor.


      NOW, THEREFORE, the parties hereby agree as follows:

      1.   Grant of Security Interest

          (a) As collateral security for the due and punctual payment and performance of the "Obligations" (as hereafter defined), Obligor hereby assigns, grants and transfers to Secured Party a continuing security interest in the "Collateral" (as hereafter defined), whether now existing or hereafter acquired.

       (i) "Obligations" shall mean the full and punctual payment and performance of all of the Obligor's liabilities and obligations presently existing or hereafter incurred under the Asset Sale And Purchase Agreement Asset Sale And Purchase Agreement, as the same may be amended from time to time, including without limitation, Obligor's obligations under this Security Agreement and the Asset Sale And Purchase Agreement, as and when due, whether at the date of maturity, or upon acceleration thereof, or otherwise, and all fees, prepayment penalties, expenses, charges and other amounts of any kind payable under the Asset Sale And Purchase Agreement.

      (ii) "Collateral" shall mean and include all right, title and interest, including, but not limited to, accounts receivables, of Obligor in and to all Assets that were sold to Obligor under the Asset Sale And Purchase Agreement and all receivables and value for services rendered from the Clinic locations or replacement Clinic locations of the Assets sold. Said Assets shall include: all vehicles, furniture and fixtures, machinery, computers, office, communications and other equipment in all of its forms, wherever located, now or hereafter existing (all such foregoing items being the "Equipment"); and all other tangible personal property now owned or hereafter acquired by Obligor and wherever located, all replacements and substitutions therefore or accessions thereto; all accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind now or hereafter existing arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being the "Receivables" and any and all contracts related to the sale or lease of goods or providing of services by the Obligor being the "Related
 Contracts"); proceeds of insurance from any "key man" life insurance, if any, insuring any of the principal officers of the Obligor; all inventory as defined in S9-109 of the Uniform Commercial Code ("Inventory") and all other goods, accounts, chattel paper, uncertificated securities, documents and instruments and general intangibles of any nature now or hereafter existing; whether or not the transfer of any of the foregoing is governed by the Uniform Commercial Code; and all proceeds and products of all the foregoing, including without limitation, proceeds of insurance policies insuring the foregoing (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

     2. Sale of the Collateral. Obligor covenants that for so long as any part of the Obligations remain outstanding, it shall not permit any of the Equipment, Inventory, Account Receivables (except for such Inventory or
 Accounts Receivables as is sold in the regular course of business or consigned inventory and Equipment being repaired or in transit) to be located at any other location, other than where it was sold, without giving Secured Party at least thirty (30) days' prior written notice and without prior thereto complying with all action required by Section 6.

     3. Right of Obligor to Possession. Unless and until an Event of Default shall occur, Obligor shall have the right to possess the Collateral (except for such portion of the Collateral with respect to which possession by the Secured Party is required for perfection under the Uniform Commercial Code or other governing law of the jurisdiction whose laws govern perfection with respect to such portion of the Collateral) and use the Collateral for any lawful purpose not inconsistent with this Security Agreement.

     4. Obligor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Obligor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder or under any of the Asset Sale And Purchase Agreement shall not release the Obligor from any of its duties or obligations under the contracts and agreements included in the
 Collateral, and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Obligor thereunder or to take any action to collect or enforce any claim for payment assigned thereunder.

      5.  Representations and Warranties of Obligor.

      Obligor hereby represents and warrants as follows:

      (a) Obligor hereby confirms its representations and warranties under the Asset Sale And Purchase Agreement of even date herewith between the Obligor and the Clinics. The chief place of business and chief executive office of the Obligor and the office where the Obligor keeps its records concerning the Receivables, as hereinafter defined, or other accounts or general intangibles (the Receivables, accounts and general intangibles to be defined as "Accounts") are located at the address of where the Assets were sold or at Obligor's main office. Schedule "A" attached hereto summarizes all of the Equipment and Inventory, as hereinafter defined, of the initial Assets being purchased by Obligor.

      (b) This Security Agreement creates a valid and perfected first priority security interest in the Collateral securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been or will promptly be duly taken.

      (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Obligor of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by the Obligor or (ii) for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder; except that in jurisdictions which have adopted the Uniform Commercial Code and whose laws govern perfection of a security interest with respect to any portion of the Collateral, filing or other required action in accordance with such jurisdiction's Uniform Commercial Code is required.

      6.  Covenants of Obligor.

      Obligor hereby covenants that so long as the Obligations remain outstanding:

      (a) Obligor shall, at its sole cost and expense, keep and maintain the insurable Collateral insured for its replacement value against loss or damage by fire, theft, explosion and all other hazards and risks ordinarily insured against with insurers acceptable to the Secured Party. The Obligor shall notify Secured Party within five (5) days of any insurance claim made and/or any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Obligor will not settle or adjust any insurance claims without the prior written consent of the Secured Party.

      (b) Except with the prior written consent of Secured Party, Obligor shall not sell, offer to sell, lease or otherwise transfer, or grant any lien or security interest in, or otherwise encumber, the Collateral.

      (c) Obligor shall maintain the Collateral in good condition and repair, reasonable wear and tear excepted, and shall pay the cost of repairs to or maintenance of the same. Obligor shall at all times keep the Collateral free of any liens, mortgages, pledges, security interests or encumbrances (other than as herein provided), shall not waste or destroy the Collateral or any portion thereof and shall not use the Collateral in violation of any applicable statute, ordinance, regulation or policy of insurance thereon.

      (d) Obligor shall permit Secured Party, its agents and representatives, upon reasonable notice to Obligor, to examine and inspect the Collateral, wherever located, at any reasonable times.

      (e) Obligor shall promptly pay when due all taxes, levies and assessments of whatever nature imposed on the Collateral or for its use except as contested in good faith and adequately reserved against.

      (f) The Obligor shall continue to collect, at its own expense, all amounts due or to become due the Obligor under the Accounts. In connection with such collections, the Obligor may take (and, at the Secured Party's direction, shall take) such action as the Obligor or the Secured Party may deem necessary or advisable to enforce collection of the Accounts; provided, however, that the Secured Party shall have the right at any time, upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default and upon written notice to the Obligor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Obligor thereunder directly to the Secured Party and, upon such notification and at the expense of the Obligor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Obligor might have done. After receipt by the Obligor of the notice from the Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Obligor in respect of the Accounts shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of the Obligor and shall be forthwith paid over to the Secured Party in the same form, as so received (with any necessary endorsement) to be held as cash collateral and applied as provided for herein under Remedies, the Obligor shall not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account Obligor or obligor thereof, or allow any credit or discount thereon.

      (g) Upon an event of Default or at any time thereafter, Obligor shall execute and deliver to Secured Party written assignments of all of its Receivables no less often than biweekly. Obligor shall keep accurate and complete records of its Receivables and on the last day of each month from and after the date hereof, Obligor shall deliver to Secured Party, in form and substance acceptable to Secured Party, a detailed aged trial balance of all then existing Receivables specifying the face value and dates of invoice(s) for each account Obligor (as defined in S9-105 of the Uniform Commercial Code) identified by name and address obligated on a Receivable so listed and upon demand copies of customer statements and, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to the Receivable so scheduled and such other matters and information relating to the status of then existing Receivables as Secured Party shall request.

      7.   Filing.

      (a) Obligor shall, concurrently with the execution hereof, execute such financing statements as Secured Party may require so as fully to perfect the security interest granted hereby. Obligor shall, on demand, furnish to Secured Party such further information, shall execute and deliver or join in executing and delivering to Secured Party such financing statements and other documents, and shall do all such other acts and things as Secured Party may at any time reasonably request to perfect and maintain a valid security interest in the Collateral as security for the Obligations.

      (b) Secured Party is hereby authorized, at its option, to file one or more financing statements, continuation statements and amendments thereto with respect to any Collateral under the Uniform Commercial Code in any jurisdiction, without the signature of Obligor where authorized by law. Secured Party will provide the Obligor with a copy of any such filing concurrently with the making thereof.

      8. Secured Party May Perform. If the Obligor fails to perform any agreement contained herein including, but not limited to the maintenance of insurance as required by this Agreement, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Obligor.

      9. Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

      10.  Remedies.

      (a) Upon the occurrence of an Event of Default or at any time thereafter, Secured Party shall have the right to declare the entire amount on the Obligation to be immediately due and owing. In addition thereto, Secured Party shall have all the remedies of a secured party under all applicable laws including, without limitation, the Uniform Commercial Code, and/or as a Purchase Money Secured Creditor, as then in effect in all applicable jurisdictions. Such remedies shall include, without limitation thereof, the right to take possession of the Collateral, and for that purpose Secured Party may enter on any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. Secured Party may require Obligor to make the Collateral available to Secured Party at a place designated by Secured Party that is reasonably convenient to both parties. Secured Party may (without precluding the exercise of any other right or remedy) sell the Collateral or any portion thereof at one or more public or private sales or proceedings, for cash, upon credit or for future delivery, as Secured Party may deem appropriate provided that the Secured Party acts in a commercially reasonable manner. Upon consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold, together with all rights applicable thereto. Each such purchaser at any such sale or proceeding shall hold the property sold absolutely free from any claim or right on the part of Obligor, and Obligor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule or law or statute now existing or hereafter enacted. To the extent that notice of sale shall be required to be given by any applicable law, Secured Party shall give Obligor at least ten (10) days' notice of Secured Party's intention to make any such public or private sale or disposition (which notice Obligor agrees shall be deemed reasonable and sufficient notification for purposes of the Uniform Commercial Code). Such notice, in case of public sale, shall state the time and place fixed for such sale, and, in the case of a private sale or other disposition, shall state the time after which the same is to be made. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Secured Party may (in its sole and absolute discretion) determine. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase for its own account of the whole or any part of the Collateral. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the purchaser or purchasers thereof. The Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale conferred upon Secured Party herein, Secured Party may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction. The proceeds of any such sale shall be paid as follows:

           First: to the payment of the costs and expenses of such sale, including the out-of-pocket expenses of Secured Party and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and to the payment of any advances made by Secured Party for the account of Obligor hereunder and the payment of all costs and expenses incurred by Secured Party in connection with the administration and enforcement of this Security Agreement, to the extent that such advances, costs and expenses shall not have been reimbursed by Secured Party to Obligor;

           Second: to the payment or prepayment in full of the Obligations and any other sums due hereunder or under the Obligation or the Asset Sale And Purchase Agreement; and

           Third: the balance (if any) of such proceeds shall be paid to Obligor, its successors or assigns, or as a court of competent jurisdiction may direct.

 Secured Party's rights and remedies under this Security Agreement are cumulative and not exclusive of any other right or remedy which it may have under the Uniform Commercial Code or any other provision of law; nothing herein contained shall limit or otherwise affect any other existing or future lien, security interest or right to which Secured Party may be entitled.

      (b) Secured Party is hereby appointed the attorney-in-fact for Obligor, with full power of substitution, for the purpose of taking, if any Event of Default shall occur and provided that Secured Party has given the Obligor notice of the Event of Default, any action and executing any instrument, in the name of Obligor or otherwise, which Secured Party may at any time or times deem necessary or appropriate in order better to confirm and enforce Secured Party's rights, powers and remedies hereunder or with respect to the Collateral or any part thereof. This power, being coupled with an interest is irrevocable.

      (c) Neither the failure nor the delay on the part of Secured Party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or future exercise of any other right, power or privilege of Secured Party. Secured Party may proceed against any of the Collateral in the first instance without proceeding against any other Collateral, Obligor or any other person and without resorting to any guaranty, security or other right whatsoever which may be held by or on behalf of Secured Party at any time in connection with any of the Obligations, or to any other remedies at the same time or at different times.

      11. Indemnity. Obligor agrees to indemnify and hold harmless Secured Party from and against any and all claims, demands, losses, judgments and liabilities or penalties of whatsoever kind or nature, and to reimburse Secured Party for all costs and expenses, including filing fees, growing out of or resulting from this Security Agreement or the exercise by Secured Party of any right or remedy granted to it hereunder except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct. In no event shall Secured Party be liable for any matter or thing in connection with this Security Agreement, except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct.

      12. Termination. This Security Agreement shall continue and remain in full force and effect until all the Obligations have been paid or satisfied in full. Thereupon, this Security Agreement shall terminate and Secured Party shall reassign and redeliver to the Obligor or such other persons as Obligor shall designate, without warranty or recourse and at the expense of Obligor, against receipt, such of the Collateral, if any, as remains in Secured Party's possession and has not been sold or otherwise applied by Secured Party in accordance with the terms hereof, together with appropriate instruments of reassignment and release, including such termination statements as may be required.

      13. Modification of Asset Sale And Purchase Agreement. This Security Agreement shall remain and continue in full force and effect notwithstanding any modification, extension or renewal of the Asset Purchase And Sale Agreement or any other Transaction Paper, the release or exchange of any guaranty, collateral or other rights relating to the Obligations, and any other indulgences or forbearances, events, actions, omissions or matters whatsoever, all of which may occur, be made, done or granted without the consent of or notice to Obligor.

      14.  General Provisions.

           (a) Any notice required to be given under this Security Agreement shall be in writing and shall be deemed duly given when delivered personally; when given by cable or telex and confirmed by letter; or three calendar days after having been mailed by registered or certified mail (airmail if mailed overseas), return receipt requested. Notice shall be addressed as follows:

           If to Obligor:

                     American HealthChoice, Inc.
                     1300 West Walnut Hill Lane, Suite 275
                     Irving, Texas 75038

          If to Secured Party:

                     Dr. David Voracek, DC
                     2025 Tartan Trail
                     Highland Village, Texas 75077

 Such address of any party hereto may be changed by notice given to the other parties in accordance with this Section.

      (b) Secured Party shall not, by any failure or delay in exercising any right, power or privilege or otherwise, be deemed to have waived any of its rights or remedies hereunder.

      (c) This Security Agreement constitutes the parties' final and entire agreement, and supersedes all oral negotiations and prior writings in respect of the subject matter hereof and thereof.

      (d) The terms and provisions of this Security Agreement shall be binding upon, and the benefits thereof shall inure to, the parties hereto and their respective successors and permitted assigns; provided, however, that Obligor may not assign any of its rights or obligations hereunder without the prior written consent of Secured Party. This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect as provided herein. Without limiting the generality of the foregoing clauses, the Seller (as defined under the Asset Sale And Purchase Agreement) may assign or otherwise transfer the Obligations held by it to any other person or entity and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise.

      (e) Neither this Security Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally, nor may any of the Collateral be released or the pledge or the security interest created hereby extinguished, except by an instrument in writing duly signed by or on behalf of Secured Party hereunder. Section headings used in this Security Agreement are for convenience only and shall not affect the meaning or construction hereof.

      (f) Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate such provision or render such provision unenforceable in any other jurisdiction.

      (g) The Obligor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the perfection of the security interest granted hereby, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iv) the failure of the Obligor to perform or observe any of the provisions hereof.

      (h) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REFERENCE TO SUCH STATE' S RULES AS TO CHOICE OF LAWS) EXCEPT TO THE EXTENT THAT THE LOCATION OF THE COLLATERAL REQUIRES APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

      (i)  This  Security  Agreement  may  be  executed  in  any  number   of
 counterparts, each of which shall be deemed to be the original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Security Agreement as of the day and year first above written.

                              OBLIGOR:

                              AMERICAN HEALTHCHOICE, INC.


                              By: ________________________________
                                  Dr. J.W. Stucki, President & CEO

                              SECURED PARTY:

                              LAREDO FAMILY ENTERPRISES, LLC


                              _____________________________________
                              Dr. David P. Voracek, D.C., President
                              and Member


                              CORPUS CHIROPRACTIC CLINIC, LLC


                              _____________________________________
                              Dr. David P. Voracek, D.C., President
                              and Member




                              ACME CHIROPRACTIC CLINIC, LLC


                              _____________________________________
                              Dr. David P. Voracek, D.C., President
                              and Member

                                  EXHIBIT C

                         ALLOCATION OF PURCHASE PRICE




                                           Gross     Allocation
                                        ---------    ---------

 San Benito Receivables                   950,600      500,000

 Laredo Receivables                     1,982,800    1,000,000

 Corpus Christi Receivables             1,198,800      600,000

 Clinic Equipment                          50,000       50,000

 Goodwill                                            3,850,000

                                        ---------    ---------
                      Total             4,182,200    6,000,000
                                        =========    =========

                                  EXHIBIT F


                       INDEPENDENT CONTRACTOR AGREEMENT

      THIS INDEPENDENT CONTRACTOR AGREEMENT ("Agreement") is made effective as of the 1st day of September, 2000, between AHC Chiropractic Clinics, Inc., a Texas corporation, (hereinafter called the "Company"), and Dr. David
 P. Voracek, D.C. (hereinafter called the "Contractor").

                                  WITNESSETH

     WHEREAS, the Company owns and operates various health care service businesses (all such businesses hereinafter being referred to collectively as the "Business"); and

   WHEREAS, it is the  desire of the  Company to engage  the services of  the
   Contractor to perform for the Company, management, consulting and marketing services, regarding the general administrative and management functions for the operation of the health care service clinics as an independent contractor and not as an Employee.

   WHEREAS, it is also the desire of the Company to engage the services of the Contractor to serve as its Compliance Officer to ensure that all of its health care service clinics are in compliance with all applicable state and federal laws and regulations related to the Company's marketing efforts.

     NOW, THEREFORE, in consideration of the covenants and agreements herein made, the parties hereto agree as follows:

 A. Recitals: The above recitals are incorporated by reference herein and made a part thereof as if set forth herein verbatim.

 B.   Term and Duties

    1. This Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of one (1) year thereafter.

    2. In relation to the Contractor's marketing duties, the Contractor agrees to (1) act as marketing and public relations liaison for the Company; (2) meet with key personnel in the industrial sector to promote professional and medical services rendered by the Company;
      (3) negotiate commitments from the maquila-med sector in order to provide quality health care for United States and Mexico manufacturing plants; (4) provide marketing, advertising, promotion and seminar expertise to stimulate personal injury accounts; (5) will promote the business to attorneys and paralegals; and (6) ensure that the Company stays in compliance with all applicable state and federal laws and regulations in relation to marketing the services of its clinics.

    3. During the term of the Agreement hereunder and except for illness, reasonable vacation periods and reasonable leaves of absence, the
      Contractor shall  devote the  Contractor's time,  attention, skill  and efforts to the faithful performance of the Contractor's duties hereunder and the furtherance of the Company's business.

    4. Further, the Contractor will make himself available to consult with officers of the Company, the Board of Directors, physicians, chiropractors and the administrative staff, at reasonable times, concerning matters pertaining to management and operation of the clinics, the organization of the administrative staff, the fiscal policy of the clinic, and, in general, concerning any problem of importance concerning the business affairs of the clinics and the Company.

C.    Compensation

      1. For all services rendered by Contractor hereunder, the Company shall pay Contractor the sum of Sixty Thousand Dollars ($60,000.00) per year, payable in equal monthly installments by the 20th of each month. No deductions shall be made from Contractor's compensation for any taxes and governmentally required withholdings.

      2. In addition to such compensation as is to be payable to the Contractor as stated above in Section 1, the Contractor shall be entitled to receive a performance bonus defined as follows:

           a. For the year ended September 30, 2001, the Contractor shall receive a Twenty Thousand Dollar ($20,000.00) performance bonus if the Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of American HealthChoice, Inc. for the fiscal year ended September 30, 2001, exceeds One Million Dollars
           ($1,000,000.00). The calculation, derived from the audited financial statements, shall be approved by the Compensation Committee and shall be payable on December 31, 2001.

 C. Benefits

      1. So long as group health insurance is generally available in the marketplace, and subject to such exclusions and underwriting conditions as the insurer may impose, the Company shall pay the cost of group health insurance for the Contractor and his dependents. The insurance provided for Contractor shall be the same as that provided for the Employees of the Company, as the same may be modified from time to time. This Agreement does not guarantee Contractor's insurability; rather; it merely requires the Company to pay for the Contractor's insurance on the same basis as for the Employees of the Company so long as it is commercially available, until termination thereof.

      2. The Contractor shall be reimbursed in accordance with Company policies for any and all necessary and reasonable travel and out-of-pocket expenses incurred by the Contractor directly related to his duties.

 F. Termination of Agreement

      1. This Agreement shall be terminated upon the happening of the first of any of the following events:

           a. Whenever the Company and the Contractor mutually agree to terminate this Agreement; or

           b. Upon the death of the Contractor; or

           c. If the Contractor violates any provision of this Agreement and is given written notice of the same, and fails or refuses to cure same within thirty (30) days after notice thereof from the Company (cure may be effected by written acknowledgment of such violation if it is not a continuing course of conduct); or

           d. Any behavior which is repeated or persistent following written notice from the Company and which is egregious or materially adverse to the normally harmonious and productive conduct of the Company's Businesses.

 G. Disclosure of Confidential Information; Patient Records: The Contractor acknowledges that as a result of the Contractor's association with the Company, the Contractor will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value, relating to such matters as the Company's confidential reports, lists of referring physicians, third-party and direct payor contracts, contracts with managed care plans, lists of patients and the fees paid by such patients, and other confidential matters. As material inducement to Company to enter into this Agreement, and to pay to the Contractor the compensation referred to in Section C hereof, the Contractor covenants and agrees that the Contractor shall not, at any time during or following the term of this Agreement, directly or indirectly, divulge, disclose or make any use of, for any purpose whatsoever, any confidential information which has been obtained by or disclosed to the Contractor as a result of or otherwise in connection with the Contractor's provision of services hereunder. Such information of a confidential nature includes, but is not limited to, referral source information, medical records, scans, patient charts, patient ledgers, records of amount received from patients patient lists, other financial records of the Company and of patients, any and all insurance. Medicare and other such records, and any other information of a private, internal or confidential nature pertaining to the Company's Businesses, functions or operations, including, without limitation, the nature of its contractual relationships. In accordance with the foregoing, the Contractor further agrees that the Contractor will at no time retain or remove from the premises of the Company records of any kind or description whatsoever for any purpose unconnected with the strict performance of the Contractor's association with the Company for any reason, the Contractor will promptly return to the Company all lists, books and records of or pertaining to the Company's patients and Businesses, and all other property belonging to the Company, in the Contractor's custody, control or possession.

    In the event of a breach or threatened breach acted upon by the Contractor of any of the provisions of this Section 1, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to preliminary and permanent injunctive relief in order to prevent or to restrain any such breach by the Contractor, or by the Contractor's partners, agents, representatives, servants, Company, Contractors and/or any and all persons, directly or indirectly, acting for or with the
    Contractor. The provisions of this Section I shall survive the termination of this Agreement.

 H. Notices: Any notice or document required or desired to be given to either party herein shall be in writing and shall be deemed given (a) when sent registered mail, return receipt requested and postage prepaid, addressed to the party at the address indicated below (or such other address as that party may hereafter designate); or (b) when delivered personally to that party at said address:

    If to the Company:    AHC Chiropractic Clinics, Inc.
                     1300 W. Walnut Hill Lane, Suite 275
                     Irving, Texas 75038

    If to the Contractor: Dr. David P. Voracek, D.C.
                     2025 Tartan Trail
                     Highland Village, TX  75077

 I.  Miscellaneous

      1. Further Assurances: At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Contract.

      2. Costs' and Expenses: Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement.

      3. Time:  Time is of the essence.

      4. Entire Agreement: This Contract constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

      5. Amendment:   This  Agreement may  not  be amended,  supplemented  or
         modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

      6. Assignment: This Agreement may not be assigned to any party hereto without prior written consent of the other party.

      7. Choice of Law Venue, Jurisdiction: This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Texas. Both parties agree that venue is Dallas County, Texas and both parties agree to submit to jurisdiction in State of Texas.

      8. Headings: The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      9. Pronouns: All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

     10. Number and Gender: Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

     11. Construction: The parties hereto participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

     12. Effect of Waiver: The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

     13. Severabilily: The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

     14. Enforcement: Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

     15. Binding Nature: This Agreement will be binding upon and will inure to the benefit of any successor successors of the parties hereto.

     16. No Third-Party Beneficiaries: No person shall be deemed to possess any third-party beneficiary right pursuant to this agreement. It is the intent of the parties hereto that no direct benefit to any third-party is intended or implied by the execution of this Agreement.

     17. Counterparts:    This  Agreement  maybe  executed  in  one  or  more
         counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

 CONTRACTOR:                        COMPANY:
                                    AHC Chiropractic Clinics, Inc.


 ___________________________________ _________________________________
 Dr. David P. Voracek, D.C.         Dr. J. Wes Stucki, President